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                                                                    EXHIBIT 23.8

                     CONSENT OF GRUNTAL & CO. INCORPORATED

     We hereby consent to the use of our opinion letter dated December 24, 1996 to the Board of Directors of Royce Laboratories, Inc. included as Appendix B to the Proxy Statement/Prospectus which forms a part of the Registration Statement on Form S-4 relating to the proposed merger between Watson Pharmaceuticals, Inc. and Royce Laboratories, Inc. and to the references to such opinion in such Proxy Statement/Prospectus under the captions "Summary -- The Merger -- Opinion of Financial Advisors," "The Merger -- Background of the Merger" and "Opinion of Royce's Financial Advisor." By giving such consent we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "expert" as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                          GRUNTAL & CO. INCORPORATED

                                          By: /s/ James Gale
                                              ---------------------------------
                                              James Gale


January 15, 1997